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                                                                     EXHIBIT 5.1

                                Venture Law Group
                           A Professional Corporation
                               2775 Sand Hill Road
                              Menlo Park, CA 94025

April 30, 2003

Persistence Software, Inc.
1720 South Amphlett Blvd., Third Floor
San Mateo, California 94402

REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about April 30, 2003 in connection with the registration under the Securities Act of 1933, as amended, of 3,758,692 shares of your currently issued and outstanding common stock (the "SHARES"), sold to certain stockholders, and 1,335,130 shares of your common stock (the "WARRANT SHARES") issuable upon exercise of warrants issued to certain stockholders (the "WARRANTS"), in each case as listed in the Registration Statement (the "SELLING STOCKHOLDERS"). As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares are legally and validly issued, fully paid and non-assessable, and that the Warrant Shares, when issued on exercise of the Warrants and in accordance with their terms, will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and in any amendment thereto.


                                                       Sincerely,

                                                       /S/ VENTURE LAW GROUP
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LF